UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2004

Countrywide Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission file number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, California 91302
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(818) 225-3000

N/A
(Former Name or Former Address, if Changed since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

         The Audit and Ethics Committee of the Board of Directors of Countrywide Financial Corporation (the “Company”) has a policy of periodically reviewing the proposed scope and fees of a number of alternative auditing firms qualified to perform the Company’s independent audit work and considering the appropriateness of either retaining the incumbent auditor or engaging another firm. After a comprehensive review of proposals for audit services from several public accountants, the Audit and Ethics Committee determined to engage KPMG LLP (“KPMG”) as the Company’s principal independent auditor for the fiscal year commencing January 1, 2004. Grant Thornton LLP (“Grant Thornton”), the Company’s current independent auditor, will continue as the Company’s independent auditor for the fiscal year ending December 31, 2003. This action effectively dismisses Grant Thornton LLP as the Company’s independent auditor for the fiscal year commencing January 1, 2004.

         On January 5, 2004, the Audit and Ethics Committee engaged KPMG as the Company’s new independent auditor and informed Grant Thornton of its decision.

         The reports of Grant Thornton on the Company’s financial statements, as of and for the fiscal years ended December 31, 2002 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with its audits of the Company’s financial statements for the fiscal years ended December 31, 2002 and December 31, 2001, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in its report on the Company’s financial statements as of and for the fiscal years ended December 31, 2002 and December 31, 2001.

         Grant Thornton has not yet completed its audit for the fiscal year ended December 31, 2003 and, therefore, has not issued a report on the Company’s financial statements. During the fiscal year ended December 31, 2003 and through the date of this Form 8-K, there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         During the fiscal years ended December 31, 2003 and December 31, 2002 and through the date of this Form 8-K, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         Except as set forth below, during the two most recent completed years ended December 31, 2003 and December 31, 2002 and the subsequent interim period through the date of this report, the Company did not consult with KPMG regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         On June 3, 2002, the Company engaged KPMG to assist Balboa Insurance Company (“Balboa”), a subsidiary of the Company, in evaluating accounting principles relating to two specific contracts. KPMG concurred with Balboa’s accounting treatment for these two contracts in a letter dated November 8, 2002, a copy of which is attached hereto as Exhibit 99.1

         In addition, during the proposal process, KPMG discussed with management the Company’s classification in its income statement of certain loan origination costs. KPMG informed the Company that they believed this discussion was an important factor considered by the Company in determining that it would reclassify applicable loan origination costs against gains on the sales of mortgage loans in its financial statements for the year ended December 31, 2003. The Company has consulted its current independent auditor, Grant Thornton, with respect to such reclassification and has been informed that there is concurrence with management’s position.

         The Company provided Grant Thornton a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission. Grant Thornton has provided the Company with a letter dated January 8, 2004, addressed to the Commission, stating whether or not it is in agreement with the statements contained herein. A copy of such letter is filed as Exhibit 16.1 hereto.

         The Company provided KPMG a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission. KPMG has provided the Company with a letter dated January 8, 2004, addressed to the Commission, stating whether or not it is in agreement with the statements contained herein. A copy of such letter is filed as Exhibit 16.2 hereto.

Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 8, 2004.
16.2	Letter from KPMG LLP to the Securities and Exchange Commission dated January 8, 2004.
99.1	Letter from KPMG LLP to Balboa Life & Casualty dated November 8, 2002. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION

Dated: January 8, 2004	By: /s/ Angelo R. Mozilo Name: Angelo R. Mozilo Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 8, 2004.

16.2	Letter from KPMG LLP to the Securities and Exchange Commission dated January 8, 2004.

99.1	Letter from KPMG LLP to Balboa Life & Casualty dated November 8, 2002. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

Exhibit 16.1

[Grant Thornton LLP Letterhead]

January 8, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We have read the statements made by Countrywide Financial Corporation in Item 4 of its Current Report on Form 8-K, dated January 8, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours, /s/ Grant Thornton LLP Grant Thornton LLP

Exhibit 16.2

[KPMG LLP Letterhead]

January 8, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

On January 5, 2004, we were advised by the Chairman of the Audit and Ethics Committee of Countrywide Financial Corporation of our appointment as principal accountants as of and for the year ending December 31, 2004. We have read Countrywide Financial Corporation’s statements included under Item 4 of its Form 8-K dated January 8, 2004, and we agree with such statements as they relate to our Firm.

Very truly yours,

/s/ KPMG LLP

KPMG LLP

Exhibit 99.1

CONFIDENTIAL INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT. THE COMPANY HAS REQUESTED CONFIDENTIAL TREATMENT WITH RESPECT TO SUCH REDACTED INFORMATION AND HAS FILED THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITHOUT REDACTION. PLACES IN THIS EXHIBIT WHERE CONFIDENTIAL INFORMATION HAS BEEN REDACTED ARE MARKED AS “[REDACTED]".

[LETTERHEAD OF KPMG LLP]

November 8, 2002

Management
Balboa Life & Casualty

We have been engaged to report on the appropriate application of accounting principles generally accepted in the United States of America (“U.S. GAAP”) and statutory accounting practices prescribed or permitted by the California Department of Insurance (“SAP”), to the specific transaction described below. This report is being issued to Balboa Insurance Company (“Balboa”, or “the Company”) for assistance in evaluating accounting principles for the described specific contracts. Our engagement has been conducted in accordance with standards established by the American Institute of Certified Public Accountants.

I.   Background Description of Company's Business As It Relates to the Specific Contracts Considered

In accordance with Statement on Auditing Standards (SAS) No. 97, "Amendment to SAS 50", this letter will address the accounting for two specific contracts:

(1)	Outsourcing Insurance Services Agreement between Newport Management Corporation ("NMC"), a non-insurance, wholly-owned subsidiary of the Company, and IndyMac, F.S.B., effective as of August 27, 2001 ("IndyMac Contract"); and

(2)	Insurance Administration Agreement between NMC and WFS Financial Inc. made as of March 15, 2002. ("WFS Contract").

The following facts, circumstances, and assumptions relevant to your business were provided to us by you and serve as background for us in addressing the two specific contracts you have provided to us. Each of the following bullet points applies to both of these specific contracts.

o	NMC enters into a contract with a lending institution to provide a loan tracking service. NMC agrees to track blocks of home and automobile loans to determine whether the borrowers have maintained adequate insurance coverage as required by the lender over the term of the loan agreement. NMC receives a monthly service fee, beginning on the commencement date of the contract, which is based on the number of loans in the block of loans subject to monitoring. The fee is due each month, and revenue is recognized each month in the amount of that month’s tracking fee.

o	For statutory purposes, the Company accounts for its investment in NMC based on the statutory-basis equity method for a non-insurance subsidiary, in accordance with Statement of Statutory Accounting Principles Number 46, “Investments in Subsidiary, Controlled, and Affiliates Entities” (SSAP No. 46). Under SSAP No. 46, once an entity elects this valuation method for a particular subsidiary, it cannot change the accounting method to another method without the approval of the domiciliary commissioner.

o	You explained in your letter to us dated June 3, 2002 (see attachment), that when a new client is signed for tracking services, there is an initial process that NMC refers to as the “letter cycle”. You explained that the purpose of the letter cycle is to identify individual borrowers within the block of loans to be tracked who do not have current insurance as required by the lender (i.e., homeowners insurance or auto insurance). The letter cycle lasts approximately three to four months. NMC receives the monthly service fee as described above during this period.

o	NMC incurs incremental costs immediately prior to and during the letter cycle. You stated that prior to the start of the letter cycle, but after the contract is signed, there is a “ramp-up” of staff, training, facilities and technology that occurs. These expenses are incurred as part of preparing the production systems/files for processing, as well as ensuring that the staff is qualified to create, send and process the results of the letter cycle. The letter cycle itself is labor-intensive. Historically, these set-up costs have been expensed as incurred for both U.S. GAAP and SAP.

o	Concurrent with the execution of the loan tracking contract between the lender and NMC, Balboa executes a master insurance contract with the lender which obligates the Company to provide insurance coverage for loans in the event the loans do not have other acceptable insurance in place, effective retroactively to the later of the effective date of the master insurance contract or the date the other acceptable insurance terminates. (Refer below to key provisions of the IndyMac Contract, Sections 2.6, 3.3 and 3.10 and key provisions of the WFS Contract, Sections 2.4, 2.6 and 3.15 for additional discussions of the tracking fee arrangement and retroactive premium arrangement.) The master insurance contract sets forth all terms of coverage; however, it indicates that the insurance attaches only to those properties specifically described in the reporting forms furnished by the Company.

o	Once the letter cycle is complete, which is three to four months later, NMC notifies the lending institution regarding which loans have no or inadequate insurance. As a consequence of this loan tracking service, for those loans identified to be lacking insurance, Balboa may be asked by the lender to provide the insurance. This means that insurance certificates may be issued on individual borrowers retroactively for some portion of the three to four month period in arrears, the period during the letter cycle. The terms of these individual insurance certificates follow the parameters set forth in the master insurance contract; however, the terms specific to the individual certificates are not known until the individual insurance certificates are issued.

o	You have advised us that some force-placed insurance arrangements are such that all loans that are subject to tracking receive the force-placed insurance initially, and then the customers can elect to cancel the coverage if the customer can prove subsequently that they have insurance policies in place. Under these terms, insurance would be written for all customers initially, and subsequently, there would be a cancellation for those customers who will retroactively cancel their coverage. You also advised us that the terms of the Balboa contracts with IndyMac and with WFS did not provide for blanket coverage on all lending arrangements. In the case of the IndyMac and WFS contracts, only the customers who are found to not have insurance coverage are deemed at that time to be covered retroactively under the force-placed insurance. No initial cancellation provision is required since there is no initial blanket coverage.

o	Your letter to us dated June 3, 2002 (see attachment), states that historically, at the end of the letter cycle, anywhere from 1-10% of a block of loans has required retroactive lender-placed insurance. Lender-placed insurance coverage refers to insurance coverage force-placed by the lender on behalf of the mortgagor. You explained that the Company has not recognized any revenue during the letter cycle for any portion of the required retroactive insurance coverage. For the pro rata portion of the premium that relates to the coverage during the letter cycle, the Company has recognized this revenue, written and earned, in the month following the end of the letter cycle. In other words, in the mouth following the letter cycle, the Company has performed a “catch up” to recognize as earned any premium related to coverage during the letter cycle, and it continues to recognize revenue over the remaining coverage period on a pro rata basis in accordance with SEAS 60, Accounting and Reporting by Insurance Enterprises. You explained that this methodology causes a “spike” in the Company’s revenue cycle; and you informed us that the Company has accumulated historical data from homogenous contracts that will allow it to develop reliable estimates of the expected percentage of policies that will require coverage during the letter cycle.

o	You have advised us that the pricing of the loan tracking services to be provided by NMC under the IndyMac and WFS arrangements are fair value of those services and that those fees are consistent with other loan tracking services provided by NMC where there are no related insurance services provided by Balboa. You have advised us the pricing of the insurance coverage provided by Balboa to IndyMac and WFS is fair value of that coverage and those premiums are consistent with other insurance arrangements provided by where no loan tracking services are provided. We have undertaken no procedures to confirm management’s representation as to the fair value of these services as part of this engagement.

II.   Description of Specific Contracts

A.       Key provisions of the IndyMac Contract are as follows:

(1)	Excerpts of Sections 3.4 and 1.4: In the event that NMC determines that the mortgagors [as defined] have not obtained or are not continuing to maintain Acceptable Insurance, as defined in the contract, NMC will provide written notification to IndyMac and to the appropriate provider of Lenders Protection Insurance as defined in the contract. NMC will secure Lenders Protection Insurance, monitor that it remains in force until replaced by Acceptable Insurance, and facilitate the payment of premiums for the Lenders Protection insurance, requested by IndyMac. Lenders Protection Insurance is defined as, "...insurance coverage force-placed by [IndyMac] on behalf of Mortgagors." Acceptable Insurance is defined as insurance meeting IndyMac's requirements but not force-placed.

Once NMC identifies loans that lack proper insurance, IndyMac can, at its discretion, (1) choose to require that no coverage be placed, (2) choose to have coverage placed with Balboa. or (3) chose to have coverage placed with some third-party insurance carrier.

(2)	Excerpts of Section 2.6: IndyMac will pay to NMC a fee of [REDACTED] per mortgage loan per month for the outsourcing insurance services (i.e., the loan tracking and related services, not insurance coverage) provided by NMC to IndyMac. In the event the loan count drops below a certain amount, IndyMac will pay a fee based on an adjusted loan count. My and all costs and expenses incurred by NMC in providing the outsourcing insurance services are the sole responsibility of NMC.

(3)	Excerpts of Section 3.3: In the event that NMC determines that mortgagors have not obtained or are not continuing to maintain Acceptable Insurance, NMC will immediately provide written notification to IndyMac and to the appropriate provider of Lender's Protection Insurance (as defined above). NMC will secure the Lender's Protection Insurance, monitor that it remains in force until replaced by Acceptable Insurance (as defined above), and facilitate the payment of premiums for the Lender's Protection Insurance, requested by IndyMac.

(4)	Excerpts of Section 3.10: NMC will provide escrow services for IndyMac. For escrow or similar impound accounts, NMC will process hazard and flood insurance premium billings and invoices from providers and invoices from providers of Acceptable Insurance and on a daily basis update IndyMac's systems to reflect each insurance premium billing or invoice. The cost for this service is included in the monthly fees charged by NMC pursuant to Section 2.6.

(5)	Excerpts of Section 3.6: Except as otherwise provided in the contract, NMC is obligated to provide the outsourcing services required by the contract to (1) mortgage loans in IndyMac's servicing and subservicing portfolios as of the effective date of the contract (August 27, 2001), (ii) mortgage loans thereafter made by IndyMac in the ordinary course of business for which IndyMac retains the right to service, and (iii) mortgage loans, the servicing or subservicing rights to which are acquired by IndyMac by assignment from or consent of any other person or entity, provided that such mortgage loans are not part of a bulk acquisition.

(6)	Excerpts of Article 8: The contract remains in effect for three years. After three years, the contract continues until a notice of termination is filed, subject to certain conditions. The contract can be terminated by IndyMac during the initial three-year term by giving 90 days advanced notice of termination. If the contract is terminated within the initial three-year period, IndyMac has to pay NMC the following amounts:

a)	if within 12 months of contract inception, [REDACTED] (100% of NMC's implementation expenses);

b)	if within 13 to 24 months of contract inception, [REDACTED] (66% of NMC's implementation expenses); and

c)	if within 25 to 36 months of contract inception. [REDACTED] (33% of NMC's implementation expenses).

B.     Key provisions of the WFS Financial Inc. Contract are as follows:

(1)	Excerpts of Sections 1.4, 2.4, 3.4 and 11.4: If the lender chooses to require insurance to be placed, it must be placed with Balboa or one of its related-party insurers (the lender cannot choose a third-party insurer), effective from the date the loan was uninsured; however, the lender can, at its discretion, choose to waive the duty of the borrower to have the insurance.

(2)	Excerpts of Section 2.5: The lender pays a fee of [REDACTED] per loan per calendar month. The agreement states that the fee is based on the following factors and considerations: [REDACTED]. There is a provision in the contract that if there is a material change in the Portfolio Characteristics, or a material decrease in the number of loans, the Company may have the right to increase the tracking fee, subject to the terms of the contract.

(3)	Excerpts of Section 3.15: NMC will cancel coverage if it receives proof of Acceptable Insurance coverage. The date of cancellation is effective as of the effective date of the Acceptable Insurance coverage, The Company is entitled to earn premiums where the effective date of the acceptable insurance is after the effective date of the Balboa insurance, except if the absence of acceptable insurance is less than 30 days. In other words, if the absence of acceptable insurance is greater than 29 days, Balboa is entitled to earn premiums for the period beginning from the first day there was no acceptable insurance to the effective date of the acceptable insurance.

(4)	Excerpts of Section 3.18: NMC paid the lender [REDACTED] as a "conversion allowance" to convert the loan tracking program from the lender's previous provider to NMC. This fee is not subject to refund or repayment by lender to NMC. (These costs shall be considered along with the other incremental direct costs in Accounting Issue #2 below.)

(5)	Excerpts of Section 7.1, 7.2, 7.4, 7.8: The agreement is initially for 5 years, but is renewed for successive 1-year terms automatically. The agreement can be terminated at any time by either party upon not less than 120 days written notice. If terminated other than for cause within the initial 5 year initial term, the lender will pay NMC the following fee:

(a)	if termination is prior to June 1, 2003 (i.e., within Year 1), [REDACTED];

(b)	if on or after June 1, 2003, [REDACTED] for each month or portion thereof remaining before June 1, 2007 (i.e. after Year 1 through Year 5).

(6)	Excerpts of Section 7.5 and General Agency Agreement: There is a general agency agreement with an affiliated insurance agency of WFS Financial, Inc. whereby the insurance agency receives a [REDACTED] commission on premiums written (net of cancellations) by Balboa insurers under this arrangement with WFS Financial, Inc. The Insurance Administration Agreement terminates if the General Agency Agreement is terminated.

III. Accounting Issues

The specific accounting issues on which you asked us to conclude are as follows:

(1)	For both the IndyMac Contract and the WFS Financial Inc. Contract, at the conclusion of the letter cycle, Balboa may be requested to provide coverage in arrears for some or all of the 3-4 month letter cycle. What is the proper revenue recognition for the retroactive insurance premium during the 3-4 month letter cycle in accordance with U.S. GAAP and SAP?

(2)	For both the IndyMac Contract and the WFS Financial Inc. Contract, there are substantial set-up costs associated with the letter cycle period. What is the proper accounting for these set-up costs associated with the letter cycle for these contracts in accordance with U.S. GAAP and SAP?

IV. Relevant Accounting Guidance

o	Statement of Financial Accounting Standard No. 60, Accounting and Reporting by Insurance Enterprises ("SFAS 60"), paragraphs 9, 11, and 28-31

o	SEC Staff Accounting Bulletin No. 101, Revenue Recognition (“SAB 101”), particularly the General Information Section, Questions 6 and 7, and the SEC Frequently Asked Questions (FAQ) Document containing additional guidance on SAB 101

o	AICPA Statement of Position 98-5, Reporting on the Costs of Start-Up Activities ("SOP 98-5")

o	Statement of Financial Accounting Standard No. 91, Accounting for Non-Refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases ("SFAS 91"), paragraph 6. [Also, Q&A 91--A Guide to Implementation of Statement 91 on Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases: Questions and Answers ("FASB 91 Implementation Guide")]

o	FASB Technical Bulletin No. 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contract ("FTB 90-1"), paragraph 4.

o	NAIC Accounting Practices and Procedures Manual as of March 2002, Statement of Statutory Accounting Principle No. 53, Property Casualty Contracts--Premiums ("SSAP 53")

o	NAIC Accounting Practices and Procedures Manual as of March 2002, Statement of Statutory Accounting Principle No. 71, Policy Acquisition Costs and Commissions ("SSAP 71"), paragraph 7.

o	Financial Accounting Standards Board Statement of Concepts No. 6, Elements of Financial Statements ("CON 6")

V.   Discussion and Conclusions

A.      Accounting Issue #1: REVENUE RECOGNITION FOR PREMIUMS ON POLICIES WITH COVERAGE DURING THE LETTER CYCLE

U.S. GAAP

In practice, separate contracts with the same entity or related parties that are consummated at or near the same time are presumed to have been negotiated as a package and should therefore be evaluated collectively in considering whether there is multiple element revenue arrangement or whether they should be treated as one revenue arrangement.

As set out in SEC FAQ Guidance on SAB 101, Question 4, SAB 101 does not modify existing practice in accounting for multiple element revenue arrangements. Pending additional guidance from EITF 00-21, Accounting for Multiple Element Arrangements, currently under review by the FASB’s Emerging Issues Task Force, the SEC staff noted that registrants should use a reasoned method of accounting for multiple element arrangements that is applied consistently and disclosed appropriately. The SEC staff also noted that it would not object to a method that includes the following conditions:

(1)	To be considered a separate element, the product or service in question represents a separate earnings process. The staff noted that "determining whether a an obligation represents a separate element requires significant judgment" and that "the best indicator that a separate element exists is that the vendor sells or could readily sell that element unaccompanied by other elements."

(2)	Revenue is allocated among the elements based. on fair value of the elements- "The fair values used for the allocations should be reliable, verifiable and objectively determinable."

(3)	If any undelivered element is essential to the functionality of a delivered element, no revenue allocated to the delivered element is recognized until that undelivered element is delivered. FAQ Question 7 elaborates on whether the undelivered element is "essential to the functionality" of the delivered element. That is, the undelivered element would not alter the performance or capabilities of the delivered element, and other companies are able to provide the undelivered element.

The EITF has not yet concluded on accounting for multiple element arrangements under EITF 00-21, however, once finalized it could be applicable to the terms of this arrangement.

It is our view based on the information provided that NMC and the Balboa Insurance Company and related-party insurers have agreed to provide two separate and distinct services for the lenders: loan tracking services and insurance coverage, respectively. These services are provided in accordance with the terms of two separate and unrelated contracts that are not interdependent, The Company has advised us that they do provide Joan tracking services where no insurance services are provided, and likewise insurance services may be provided under similar terms where no loan tracking services are provided. There are separate and distinct earnings processes for the separate and distinct services provided. The fees charged for the loan-tracking service in the contracts described above are commensurate with fees charged in other loan-tracking service contracts where insurance coverage is not provided, and the premiums charged in the insurance contacts described above are commensurate with what Balboa charges to other insureds with a similar risk profile. In addition, other insurance companies can and do provide retroactive insurance coverage, accordingly if the two arrangements are grouped together, insurance coverage, as an undelivered service in this multiple element arrangement is not considered to be “essential to the functionality” of the delivered loan tracking service, such that recognition of revenue related to the loan tracking service should be deferred until the undelivered element is delivered.

Accounting Issue #1, as addressed here, addresses only the revenue recognition for the insurance coverage.

Accounting for premium revenue from insurance policies is addressed in SFAS 60. Under paragraph 9 of SFAS 60, premiums should ordinarily be recognized as revenue over the period of the contract in proportion to the amount of insurance protection provided.

SFAS 60 does not specifically address revenue recognition for force-placed insurance coverage, nor does it specifically address revenue recognition when significant policy cancellations are expected in the ordinary course of business. SFAS 60 does address two other circumstances that are in some ways analogous to force-placed insurance coverage in that they require an estimate of the ultimate premium to be earned since the exact amount of the premium is not known at the effective date of the policy. Those circumstances are:

(1)	Paragraph 16 - Addresses title, insurance issued by agents whereby the premium revenue is not known for certain until it is reported to the insurance company by the agent, but coverage is binding when policy is issued by the agent, on the effective date of the insurance contract. The binder date is defined as the date a commitment to issue a policy is given, that is the insurance enterprise is legally or contractually entitled to the premium on the binder date.

(2)	Paragraph 14 - Addresses retrospectively rated or other experience-rated insurance contracts for which premiums are subject to adjustment after the period of the contract.

In both of these circumstances, SFAS 60 requires that when an insurance contract is in place, the earned premium be recognized when it is reasonably estimable, which may be before the exact amount can be known, and when it is earned as otherwise provided by SFAS 60.

SAP

Paragraph 7 of SSAP No. 53 indicates that, “Written premiums for all other contracts shall be recorded on the effective date of the contract. Upon recording the premium, a liability for unearned premium reserve, shall be established to reflect the amount of premium for the portion of the insurance coverage that has not yet expired.” Applying this guidance will result in the written premium being earned over the period that the coverage is provided.

B.         Conclusion on Accounting Issue #1

Based on the facts presented, there is insufficient evidence that a contractual arrangement for insurance coverage exists between the lender and Balboa during the letter cycle. Neither the IndyMac Contract nor the WFS Financial Inc. Contract appear to satisfy the “persuasive evidence of an arrangement” criteria under SAB 101 during the letter cycle because neither Balboa nor the lender is mutually bound by the arrangement, In both contracts, there is a lack of persuasive evidence that the lender is bound to use Balboa Insurance Company or a related party insurer. Under the IndyMac Contract, for those loans that are found to lack acceptable insurance, the lender has the option of using another insurance company or of choosing to forego the insurance coverage. Under the WFS Finance, Inc. Contract, the lender must use a Balboa insurance company exclusively if it chooses to require the insurance; however, it has the option to waive the insurance requirements and there are no limitations in the contract as to when the lender can exercise this option.

Accordingly, we believe that no premium revenue should be recognized during the letter cycle, for GAAP or SAP.

For both GASP and SAP, premium revenues should be recognized when the lender notifies the Balboa insurance company to bind coverage. Upon lender notification, the Balboa insurance company should recognize as earned premium the pro rata portion of the premium that applies to the retroactive coverage provided from the effective date of the policy to the date of lender notification (i.e., the retroactive period).

C.         Accounting Issue #2: EXPENSE DEFERRAL ASSOCIATED WITH LOAN TRACKING SET-UP COSTS

U.S. GAAP

Several issues must be considered in responding to the overall Accounting Issue #2 as it applies to U.S. GAAP:

a)	Can set-up costs incurred be deferred as a probable future economic benefit, controlled by the company? If yes, then

b)	What types of costs may be deferred?

c)	What is an appropriate amortization period for any costs subject to deferral?

d)	How should such costs be evaluated for impairment?

e)	How should such costs be evaluated for impairment?

a)         Deferral of Costs Under U.S. GAAP

CON 6, paragraphs 25 and 26, provides the definition and characteristics of assets, as follows: “Assets are probable future economic benefits obtained or controlled by a particular entity as a result of past transactions or events. An asset has three essential characteristics; (a) it embodies a probable future economic benefit that involves a capacity, singly or in combination with other assets, to contribute to future net cash inflows, (b) a particular entity can obtain the benefit and control others’ access to it, and (c) the transaction or other event giving rise to the entity’s right to or control of the benefit has already occurred.”

SOP 98-5 addresses accounting for costs of one-time start-up activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing a new operation. SOP 98-5 specifically excludes customer acquisition costs. Based on our evaluation of the nature of the costs incurred as described under Background Description of Company’s Business As It Relates to the Specific Contracts above, we believe that costs incurred during the letter cycle phase of the contract are outside the scope of SOP 98-5.

However, certain costs associated with the Balboa contracts described above may be deferrable under SFAS 60 and as allowed in SAB 101 and SOP 93-7, subject to the recoverability limitations discussed under Limitations on the Amount of Deferred Costs Under U.S. WAR below.

The related guidance is as follows:

Insurance Policy Expenses:

SFAS 60, paragraph 11, “Costs that vary with and are primarily related to the acquisition of insurance contracts (acquisition costs) shall be capitalized and charged to expense in proportion to premium revenue recognized”. Examples of such costs are commissions, salaries of individuals involved in underwriting and policy issuance functions, premium taxes and Boards and Bureaus.

Loan Tracking Expenses:

SAB 101, Question 6, primarily addresses revenue recognition for “...activity tracking or similar services...” (analogous to the services NMC provides). Question 6 describes certain “...set-up procedures to facilitate delivery of its on-going services to the customers.” that “...consist primarily of establishing the necessary records and files in [the company’s] pre-existing computer systems in order to provide the services.”

SAB 101 Question 6, Footnote 29, concludes that costs incurred related to ongoing customer acquisition do not fall within SOP 98-5 because SOP 98-5 covers the mote substantive one-time efforts to establish business with an entirely new class of customers (for example, a manufacturer who does all of its business with retailers and attempts to sell merchandise directly to the public.) The footnote goes on to state that, “The staff believes that the incremental direct costs (SFAS 91 provides an analogous definition) incurred related to the acquisition or origination of a customer contract, unless specifically provided for in the authoritative literature, should be accounted for in accordance with paragraph 4 of FASB Technical Bulletin (FTB) 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts or paragraph 5 of SFAS No. 91.”

SEC FAQ Guidance on SAB 101, Question 14, in follow-up guidance addressing questions related to Footnote 29 of SAB 101, states that the guidance in Footnote 29 “...should be read to apply to deferral of incremental direct costs of transactions for which revenue has been deferred. The comments do not address the accounting for costs of contract acquisition and origination for contracts that do not involve revenue deferral.” An SEC staff speech presented by Donna Coallier, Professional Accounting Fellow, Office of the Chief Accountant, at the 1996 Twenty-Fourth Annual AICPA National Conference on Current SEC Developments, indicates that costs can be deferred to the extent there is deferred revenue or contractually committed revenues, The deferral of costs in excess of deferred revenues is inappropriate, except when there is a contractual arrangement (which is enforceable and is intended to be enforced) establishing a continuing customer relationship for a specified period of time.

In SEC FAQ Guidance on SAB 101, Question 15, the staff comments that it “...would not object to either expensing or capitalizing incremental direct costs of contract acquisition and origination, except in situations where the accounting literature specifically requires one or the other.”

Administrative costs, rent, depreciation and other general overhead are considered indirect costs under both SFAS 91 and FTB 90-1 and should be charged to expense as incurred. Similarly, costs associated with servicing existing contracts and advertising do not quality for deferral.

b)         Types of Costs that can be deferred Under U.S. GAAP

As noted in “a” above, SAB 101, Question 6, Footnote 29 addresses the types of costs that can be deferred related to loan tracking.. It states that incremental direct costs incurred related to the acquisition or origination of a customer contract can be deferred.

It states that unless specifically provided for in the authoritative literature, these costs should be accounted for in accordance with paragraph 4 of FTB 90-1 or paragraph 5 of SFAS No. 91.

Question 6, Footnote 29 and the related SEC FAQ Guidance referenced above indicates that FTB 90-1 which addresses accounting for separately priced extended warranty and product maintenance contracts and SFAS 91 which addresses accounting for loan origination or acquisition fees among other things, should be referenced by analogy in identifying the types of costs that may be deferrable related to set up costs, such as loan tracking set-up costs.

o	Paragraph 4 of FTB 90-1: “Costs that are directly related to the acquisition of a contract and that would not have been incurred but for the acquisition of that contract (incremental direct acquisition costs) should be deferred and charged to expense in proportion to the revenue recognized. All other costs, such as costs of services performed under the contract, general and administrative expenses, advertising expenses, and costs associated with the negotiation of a contract that is not consummated, should be charged to expense as incurred.”

o	Paragraph 5 of SFAS 91: “Loan origination fees shall be deferred and recognized over the life of the loan as an adjustment of yield (interest income). . .Loan origination fees and related direct loan origination costs for a given loan shall be offset and only the net amount shall be deferred and amortized.”

o	Paragraphs 6 and 7 of SFAS 91: “Direct loan origination costs of a completed loan shall include only (a) incremental direct costs of loan origination incurred in transactions with independent third parties for that loan and (b) certain costs directly related to specified activities performed by the lender for that loan. Those activities are: evaluating the prospective borrower’s financial condition; evaluating and recording guarantees, collateral, and other security arrangements; negotiating loan terms; preparing and processing loan documents; and closing the transaction. The costs directly related to those activities shall include only that portion of the employees’ total compensation and payroll-related fringe benefits directly related to time spent performing those activities for that loan and other costs related to those activities that would not have been incurred but for that loan. All other lending-related costs, including costs related to activities performed by the lender for advertising, soliciting potential borrowers, servicing existing loans, and other ancillary activities related to establishing and monitoring credit policies, supervision, and administration, shall be charged to expense as incurred. Employees’ compensation and fringe benefits related to those activities, unsuccessful loan origination efforts, and idle time shall be charged to expense as incurred. Administrative costs, rent, depreciation, and all other occupancy and equipment costs are considered indirect costs and shall be charged to expense as incurred.”

o	The FASB 91 Implementation Guide, Questions 9-24. provides guidance on the accounting for acquisition and origination costs. This guidance indicates that the following categories of costs associated with loan origination are eligible for deferral under paragraph 6 of SFAS 91:

o	Loan counseling, such as discussing alternative borrowing arrangements with borrowers, and negotiating terms

o	Application processing

o	Appraisal

o	Initial credit analysis

o	Initial credit investigation

o	Quality control review performed during the underwriting period

o	Direct approval processing

o	Loan evaluation and approval committees (all activities involved in origination decisions)

o	Loan closing

o	Costs of itemized long-distance telephone calls related to loan underwriting

o	Compensation of executive employees that relates directly to time spent approving successful loans prior to funding (for example, time spent by members of a loan approval committee)

o	The FASB 91 Implementation Guide clarifies that all employee costs associated with these activities can be deferred, including bonuses, payroll and fringe benefits (payroll taxes, dental and medical insurance, group life insurance, retirement plans, 401(k) plans, stock compensation plans, and overtime meal allowances) and reimbursements of costs for air travel, hotel accommodations, and automobile mileage.

o	The FASB 91 Implementation Guide indicates that the following categories of costs associated with loan origination are not eligible for deferral under paragraph 6 of SFAS 91:

o	data processing equipment dedicated to originating loans, including equipment costs, depreciation and maintenance (equipment may be capitalizable under other accounting literature)

o	costs of software dedicated to loan processing and origination (software may be capitalizable under other accounting literature)

o	idle time (the time employees are not actively involved in performing origination activities, such as when there are delays in work flow, equipment failure, lack of work, etc.)

o	costs incurred by company employees in solicitation of a prospective borrower, including successful efforts (costs may be capitalizable under SOP 93-7)

The FASB 91 Implementation Guide also states that if an employee receives commissions based on successful efforts, the employer must allocate the employee’s total compensation between successful efforts and other activities (including unsuccessful efforts) even if the commissions arc based solely on successful efforts.

c)         Amortization Period for Costs Subject to Deferral Under U.S. GAAP

Deferred costs related to deferred revenues or contractually committed revenues would be amortized proportionately over the same period as the deferred revenue or the contractually committed contract period, consistent with SAB 101, FAQ 16.

d)         Impairment assessment Under U.S. GAAP

The recoverability of any deferred costs must be evaluated by estimating the cash inflows (contractually committed revenues) less the cash outflows (costs to service the contract for the contractually committed period).

SAP

Under SSAP 71, “acquisition costs and commissions shall be expensed as incurred.”

D.         Conclusion on Accounting Issue #2

U.S. GAAP-Insurance Contracts

Under U.S. (MAP, for both the IndyMac Contact and the WFS Financial Inc. Contract, the insurance company can capitalize costs that vary with and are primarily related to the acquisition of insurance contracts, once coverage has been placed.

To the extent that the Company can isolate costs that vary with and are primarily related to the issuance of the insurance policies once coverage has been acknowledged by the lender, these costs incurred by Balboa can be capitalized as deferred acquisition costs and amortized over the coverage period. Deferrable costs include items such as commissions, salaries of individuals involved in underwriting and policy issuance functions, premium taxes, and Boards and Bureaus.

U.S. GAAP-Loan Tracking

Under U.S. GAAP, for both the IndyMac Contact and the WFS Financial Inc. Contract NMS can, but is not required to, capitalize the incremental, direct costs incurred related to the acquisition or origination of a customer contract, such as costs related to loan tracking that consist primarily of establishing the necessary records and files in the Company’s preexisting computer systems (SAB 101, FTB 90-1 and SFAS 91). The costs incurred during the initial letter cycle to establish whether or not there is acceptable insurance appear to be costs associated with establishing the necessary records arid files in the Company’s preexisting computer system, since the primary purpose of the initial letter cycle is to establish whether insurance exists in order set the contracts up on the computer system. This could include incremental, direct costs such as:

o	incremental personnel costs for time spent sending original and follow-up letters,

o	incremental personnel costs for time spent analyzing insurance coverage documentation received, and

o	incremental postage costs directly related to the letter writing phase.

This would not include costs associated with training new employees on general procedural matters, The existence of incremental direct costs would generally be demonstrated by an increase in the aggregate costs incurred by the Company during these set-up periods, such as overtime if not normally incurred.]

The amount of direct incremental costs that can be deferred is limited to the deferred revenue, except where there is a contractual arrangement which is enforceable and intended to be enforced and which establishes a continuing customer relationship for a specified period of time. These revenue sources represent the contractually committed revenues.

For the IndyMac Contract, the contractually committed revenues are loan tracking fees for 90 days (representing the 90-day early termination notification period) plus the amount that can be recovered from the early termination penalty described in Article 8 of the contract.

For the WFS Financial Inc. Contract, the contractually committed revenues are loan-tracking fees for 120 days (representing the 120-day early termination notification period) plus the amount that can be recovered from the early termination penalties described in Article 7 of the WFS of the contract.

The incremental direct costs deferred, subject to the limitations described above, may be amortized over the contractually committed term of the contract.

For the IndyMac Contract, the contractually committed term of the contract is 90 days, per Article 8 of the contract.

For the WFS Financial Inc. Contract, the contractually committed term of the contract is 120 days, per Article 7 of the contract.

If costs are deferred, the Company must evaluate the amount of costs deferred for impairment. If at any time the deferred costs exceed the amount of contractually committed revenues, as defined above, less estimated costs to service the contract over the contractually committed term, as defined above, these deferred costs should be expensed

The Company advised that it currently expenses all letter cycle costs as incurred. To the extent that the Company chooses to adopt a change in that accounting policy, the entity would need to demonstrate why the change in accounting policy was preferable to the current method. We do not address whether the deferral of costs is preferable compared with the Company’s current method of accounting for letter cycle costs incurred.

SAP - Insurance Contracts

Under SAP, all costs must be expensed as incurred.

VI.   Concluding Remarks

As a reminder, since the terms of your tracking service contracts vary from customer to customer, you will need to analyze each contract individually to determine the appropriate revenue recognition and expense deferral guidance. Our comments are restricted to the two contracts identified in Section 1 and to the specific issues noted in Section III of this letter.

Also, we are aware that the AcSEC has a project on its agenda to address accounting for contract and acquisition costs. The guidance provided in SAB 101 described above regarding cost deferral is subject to change based on the outcome of that project.

The ultimate responsibility for the decision on the appropriate application of accounting principles generally accepted in the United States of America and statutory accounting practices prescribed or permitted by the California Department of Insurance for an actual transaction rests with the preparers of financial statements, who should consult with their continuing accountants. Our judgment on the appropriate application of generally accepted accounting principles and statutory accounting practices prescribed or permitted by the California Department of Insurance for the described specific transactions is based solely on the facts provided to us as described above; should these facts and circumstances differ, our conclusion may change.